CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
PLANS TO SELL SENIOR NOTES

Hamilton, Bermuda, April 8, 2005 - Central European Media Enterprises Ltd. (NASDAQ: CETV) announced today that it plans to make a private placement of senior notes in the aggregate principal amount of approximately Euro 350 million, consisting of approximately Euro 200 million of fixed-rate senior notes and approximately Euro 150 million of floating rate senior notes. The Company expects to commence the offering shortly. The Company expects to apply the net proceeds from the offering of the senior notes toward the acquisition of a controlling interest in the TV Nova group, which owns and operates TV Nova in the Czech Republic. The notes will be senior secured obligations of the Company. The senior notes will not be registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.

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Contact:

United Kingdom:

Wallace Macmillan Vice President Finance & Chief Financial Officer +44-20-7430-5430